EXHIBIT 21

SUBSIDIARIES OF THE STANLEY WORKS

The following is a list of all active subsidiaries of The Stanley Works as of January 3, 2004. All subsidiaries, except those marked with an asterisk, are included in the Consolidated Financial Statements of The Stanley Works

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Domestic Subsidiaries
BAI, INC.	U.S.A. (Indiana)
China Sourcing, L.L.C.	U.S.A. (Delaware)
Contact East, Inc.	U.S.A. (Massachusetts)
JennCo1, Inc.	U.S.A. (Delaware)
JennCo2, Inc.	U.S.A. (Delaware)
Stanley Atlantic, Inc.	U.S.A. (Delaware)
Stanley-Bostitch Holding Corporation	U.S.A. (Delaware)
Stanley Canada Holdings, L.L.C.	U.S.A. (Delaware)
Stanley European Holdings, L.L.C.	U.S.A. (Delaware)
Stanley Fastening Systems, LP	U.S.A. (Delaware)
Stanley Funding Corporation*	U.S.A. (Delaware)
Stanley Housing Fund, Inc.	U.S.A. (Delaware)
Stanley International Holdings, Inc.	U.S.A. (Delaware)
Stanley Israel Investments, Inc.	U.S.A. (Delaware)
Stanley Logistics, Inc.	U.S.A. (Delaware)
Stanley Pacific Inc.	U.S.A. (Delaware)
Stanley Receivables Corporation*	U.S.A. (Delaware)
Stanley Security Solutions, Inc.	U.S.A. (Indiana)
The Farmington River Power Company	U.S.A. (Connecticut)
ZAG USA, Inc.	U.S.A. (Delaware)

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
International Subsidiaries
A.M.T.Y. Vermogensverwoltan G.m.b.H.	Island of Nevis
Beijing Daxing Stanley-Bostitch Metal Industries Co., Ltd.	China
Best Access Systems Co. / Les Systemes D'Acces Best Cie	Canada (Nova Scotia)
Best Access Systems Limited	Hong Kong
Best Systems Corporation Pte. Ltd.	Singapore
Charge Industries, Inc.	Canada (Nova Scotia)
Chiro Tools Holdings B.V.	Netherlands
Design & Shoot Ltd.	Israel
F.I.P.A. Due S.r.l.	Italy
Friess G.m.b.H.	Germany
Herramientas Stanley S.A. de C.V.	Mexico
International Staple & Machine Co Belgium N.V.	Belgium
Mac Tools Canada Inc.	Canada (Ontario)
Mosley-Stone Limited	United Kingdom
R.G.T.I. Ltd.	Island of Nevis
S.A. Stanley Works (Belgium) N.V.	Belgium
Stanley Bostitch G.m.b.H.	Germany
Stanley-Bostitch, S.A. de C.V.	Mexico
Stanley Canada Corporation	Canada (Nova Scotia)
Stanley Chiro International Ltd.	Taiwan
Societe Civile Immobiliere WAT	France
Stanley CLP1	Canada (Alberta)
Stanley CLP2	Canada (Alberta)
Stanley de Chihuahua S. de R.L. de C.V.	Mexico
Stanley do Brasil Ltda.	Brazil
Stanley Doors France, S.A.S.	France
Stanley Europe B.V.B.A.	Belgium
Stanley European Holdings B.V.	Netherlands
Stanley European Holdings II B.V.	Netherlands
Stanley Fastening Systems Poland (SP.z.o.o.)	Poland

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Stanley Finance Hungary Group Financing Limited Liability Company	Hungary
Stanley Foreign Sales Corporation	Virgin Islands
Stanley France Services, SAS	France
Stanley France, S.A.S.	France
Stanley Iberia S.L.	Spain
Stanley Israel Investments B.V.	Netherlands
Stanley Italia S.r.l.	Italy
Stanley Nordic ApS	Denmark
Stanley Sales and Marketing Poland Sp.z.o.o.	Poland
Stanley Svenskas Aktiebolag	Sweden
Stanley (Tianjin) International Trading Co. Ltd.	China
Stanley Tools (N.Z.) Ltd.	New Zealand
Stanley Tools France, S.A.S.	France
Stanley Tools S.r.l.	Italy
Stanley U.K. Holding Ltd.	United Kingdom
Stanley UK Limited	United Kingdom
Stanley UK Sales Limited	United Kingdom
Stanley UK Services Limited	United Kingdom
Stanley Works Asia Pacific Pte. Ltd.	Singapore
Stanley Works China Investments Limited	British Virgin Islands
Stanley Works (Europe) AG	Switzerland
Stanley Works Holdings B.V.	Netherlands
Stanley Works (India) Private Limited	India
Stanley Works Limited (Thailand)	Thailand
Stanley Works (Malaysia) Sdn Bhd	Malaysia
Stanley Works (Nederland) B.V.	Netherlands
Stanley (Zhongshan) Hardware Co., Ltd.	China
Suomen Stanley OY	Finland
T.S.W. Israel Investments Ltd.	Israel
The Stanley Works (Bermuda) Ltd.	Bermuda
The Stanley Works C.V.	Netherlands

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
The Stanley Works Japan K.K.	Japan
The Stanley Works Limited	United Kingdom
The Stanley Works Pty. Ltd.	Australia
The Stanley Works Sales (Philippines), Inc.	Philippines
The Stanley Works (Shanghai) Co., Ltd.	China
The Stanley Works (Zhongshan) Tool Co., Ltd.	China
Tona a.s. Pecky	Czech Republic
ZAG Industries Ltd.	Israel
ZAG Israel Marketing Ltd.	Israel
ZAG Latin America Ltd.	Brazil
ZAG Operation (Assets) Ltd.	Israel
ZAG U.K. Limited	United Kingdom